Exhibit 5.1

April 26, 2022

BurgerFi International, Inc.

200 West Cypress Creek Road, Suite 220

Fort Lauderdale, Florida 33309

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

You have requested our opinion, as counsel to BurgerFi International, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the filing by the Company of a Registration Statement on Form S-3 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), as amended by Pre-Effective Amendment No. 1 being filed with the Commission on the date hereof (such registration statement as so amended, the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), covering an aggregate of up to 3,168,170 shares of the common stock, $0.0001 par value (“Common Stock”), of the Company, registered for sale by the Selling Stockholder named in the Registration Statement (the “Subject Shares”), including (i) 1,391,924 shares issued to Cardboard Box LLC (“Cardboard”) upon the closing of the Company’s acquisition of 100% of the shares of stock of Hot Air, Inc. pursuant to an Amended and Restated Stock Purchase Agreement (the “A&R Purchase Agreement”), (ii) up to 215,270 shares issuable to Cardboard with respect to a purchase price adjustment based on net debt levels and leakage in accordance with the terms of the A&R Purchase Agreement, (iii) 390,244 shares held in escrow pursuant to the A&R Purchase Agreement for the purpose of securing obligations with respect to a purchase price adjustment in accordance with the terms of the A&R Purchase Agreement and (iv) 1,170,732 shares held in escrow pursuant to the A&R Purchase Agreement for the purpose of securing the indemnification obligations of Cardboard in accordance with the terms of the A&R Purchase Agreement. This opinion is being issued pursuant to the requirements of the Act.

Capitalized terms used herein but not defined herein have the meaning ascribed thereto in the Registration Statement.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each amended to date, the A&R Purchase Agreement, and the originals or copies certified or otherwise identified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, each of which we have assumed has been fully executed. As to factual matters material to the opinion expressed herein which were not independently established or verified, we have relied, to the extent we have deemed reasonably appropriate, upon statements and representations of officers or directors of the Company.

In rendering our opinion set forth below, we have assumed that (a) each document submitted to us is accurate and complete; (b) each such document that is an original is authentic; (c) each such document that is a copy conforms to an authentic original; (d) as to matters of fact, the truthfulness, accuracy and completeness of the information, representations and warranties of the Company made in the Registration Statement and in the records, documents, instruments, certificates and statements we have reviewed; (d) all signatures (other than signatures on behalf of the Company) on each such document are genuine; (e) the due execution and delivery of all documents (except that no such assumption is made as to the Company) where due execution and delivery are a prerequisite to the effectiveness thereof and (f) that there has been no undisclosed waiver of any right, remedy or provision contained in such documents. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of those assumptions.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Subject Shares have been validly issued, fully paid and nonassessable.

We express no opinion as to matters governed by any laws other than the corporate laws of the State of Delaware and the federal securities laws of the United States of America, as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any other facts that might change the opinion expressed or of any subsequent changes in applicable law.

Sincerely,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP

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